Exhibit 5

                  Skadden, Arps, Slate, Meagher & Flom LLP
                              919 Third Avenue
                         New York, New York 10022


                                                           December 2, 1997



Tower Air, Inc.
Hangar 17
John F. Kennedy International Airport
Jamaica, New York 11430

Ladies and Gentlemen:

               We have acted as special counsel to Tower Air, Inc., a Delaware corporation (the "Company" or "Tower Air"), in connection with the preparation of a registration statement on Form S-8, which is being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"), relating to an aggregate of 1,400,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), issuable pursuant to the Tower Air 1993 Long-Term Incentive Plan (the "Plan"), consisting of 1,200,000 shares of Common Stock (the "Shares") and 200,000 additional shares of Common Stock, the issuance of which is subject to approval by the shareholders of the Company (the "Additional Shares").

               This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

               We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Plan, (iii) the Company's Restated Certificate of Incorporation as in effect on the date hereof, (iv) the Company's By-laws as in effect on the date hereof, (v) certain resolutions of the Board of Directors of the Company relating to, among other things, the Shares, the Additional Shares, the Plan and the Registration Statement, (vi) certain resolutions of the stockholders of the Company relating to the Plan, (vii) a specimen certificate evidencing the Common Stock, and (viii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

               In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon statements or representations of officers and other representatives of the Company and others. In rendering the opinion set forth below, we have assumed that the certificates representing the Shares and the Additional Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us.

               Henry P. Baer, of counsel to this Firm, is a director of the Company, owns jointly with his wife 5,000 shares of the Common Stock of the Company and has been granted options to purchase 30,000 Shares of Common Stock under the Plan.

               Members of our Firm are admitted to the Bar of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law. The Shares and the Additional Shares may be offered from time to time on a delayed or continuous basis, and this opinion is limited to the laws specified above as in effect on the date hereof.

               Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance and, when delivered and paid for upon exercise of options granted in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable, and that the Additional Shares, when duly and validly authorized for issuance and, when delivered and paid for upon exercise of options granted in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

               We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                              Very truly yours,

                              /s/ Skadden, Arps, Slate, Meagher & Flom LLP